Item 1.01. Entry into a Material Definitive Agreement.
CRI Hotel Income Partners, L.P., a Delaware limited partnership (“Registrant), as Seller, entered into a Purchase and Sale Agreement dated as of July 12, 2013 (the “Purchase and Sale Agreement”) with Mohammad Bashir, an individual resident of the State of Minnesota, as Purchaser, for the sale of the real and personal property operated as the Plymouth Days Inn and located at 2955 Empire Lane, Plymouth, Minnesota 55441 (the "Property") for a sale price of Two Million Two Hundred Thousand Dollars ($2,200,000).
The sale of the Property is expected to occur on or before September 30, 2013. There is no assurance that the Purchaser will be able to purchase the Property on the terms set forth in the Purchase and Sale Agreement or at all. Closing of the purchase and sale is subject to customary conditions.
The foregoing description of the Purchase and Sale Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Purchase and Sale Agreement which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No. 10.1	Purchase and Sale Agreement dated July 12, 2013, by and between CRI Hotel Income Partners, L.P., a Delaware limited partnership, and Mohammad Bashir, an individual resident of the State of Minnesota
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRI HOTEL INCOME PARTNERS, L.P.
(Registrant)

by: CRICO Hotel Associates I, L.P.
General Partner

by: C.R.I., Inc.
Managing General Partner

July 17, 2013	by: /s/ H. William Willoughby
DATE	H. William Willoughby
Director, President, Secretary,
Principal Financial Officer and
Principal Accounting Officer